

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1728




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $175,000,000                ORIGINAL ISSUE DATE:               June 11, 1998


CUSIP NUMBER:           59018S K45                  STATED MATURITY DATE:              June 11, 1999


INTEREST CALCULATION:                               DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                      /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                      / / 30/360
(FIXED INTEREST RATE):                              / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                           / / COMMERCIAL PAPER RATE
/ / CMT RATE                                        / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                      / / CD RATE
/x/ FEDERAL FUNDS RATE                              / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                  LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                   LIBOR REUTERS PAGE:


INDEX MATURITY:         Daily                       MINIMUM INTEREST RATE:             Not Applicable


SPREAD:                 0.130%                      MAXIMUM INTEREST RATE:             Not Applicable


OPTIONAL "FLIP" COUPON: On December 11, 1998, ML&Co. may exercise a one-time right to convert in whole, but not in part, the entire principal amount of the Notes to regular Fixed Rate Notes at a rate of 6.00% per annum calculated on an Actual/360 basis and payable upon maturity with 30 days prior notice.


INITIAL INTEREST RATE:  5.66%                       SPREAD MULTIPLIER:                 Not Applicable


INTEREST RESET DATES:   Daily commencing June 11, 1998, through the Maturity Date; subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly on the 11th of September, December, March, and Maturity Date; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  June 8, 1998

